SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2002



                     McMoRan Exploration Co.


   Delaware                 001-07791            72-1424200
(State or other            (Commission          (IRS Employer
jurisdiction of            File Number)         Identification
incorporation or                                   Number)
  organization)

                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000


Item 4.  Changes in Registrant's Certifying Accountant

     On July 10, 2002, McMoRan Exploration Co. (McMoRan or the Company) appointed Ernst & Young LLP (E&Y) to replace Arthur Andersen LLP (Andersen) as the Company's independent public accountant. McMoRan's Board of Directors approved the Audit Committee's selection of E&Y. During McMoRan's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through July 10, 2002, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

       In connection with the audits of the two fiscal years ended December 31, 2001 and 2000, and during the subsequent interim period through July 10, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference in their opinion to the subject matter of the disagreement. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during McMoRan's two most recent fiscal years and through July 10, 2002.

       The audit reports of Andersen on the consolidated financial statements of McMoRan as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to audit scope or accounting principle; however, the audit opinion for the year ended December 31, 2001 was modified as to an uncertainty concerning McMoRan's ability to continue as a "going concern."

     McMoRan has provided Andersen with a copy of the preceding disclosures. Andersen has communicated to us that they have informed the Securities and Exchange Commission (SEC) that they are unable to provide letters that corroborate or invalidate the statements in this disclosure, as required by the SEC. As a result, no such letter is provided with this Form 8-K. In addition, Andersen has announced that it will cease to practice before the SEC effective August 31, 2002.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.

                              By: /s/ C. Donald Whitmire, Jr.
                                   ------------------------------
                                      C. Donald Whitmire, Jr.
                                    Vice President and Controller-
                                         Financial Reporting
                                      (authorized signatory and
                                     Principal Accounting Officer)

Date:  July 15, 2002